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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82719) pertaining to the Command Systems, Inc. 1997 Employee, Director and Consultant Stock Plan, the Stock Option Agreement with Russell Adams, the Stock Option Agreement with Pamela A. Broderick, the Stock Option Agreement with Stephen C. Chasse, the Stock Option Agreement with Robert B. Dixon, the Stock Option Agreement with Glenn M. King, the Stock Option Agreement with Holly R. Neumann, the Stock Option Agreement with William L. Tamburro and the Stock Option Agreement with David R. Wheeland of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of Command Systems, Inc. included in its annual report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Hartford, Connecticut
March 24, 2000